SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chairman of the Board, Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer, and President of Bank of America Corporation
Dean C. Athanasia	President, Retail and Preferred & Small Business Banking	President, Retail and Preferred & Small Business Banking of Bank of America Corporation
Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation
Sheri Bronstein	Chief Human Resources Officer	Chief Human Resources Officer of Bank of America Corporation
Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Kathleen A. Knox	President, Private Bank	President, Private Bank of Bank of America Corporation
David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation
Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation
Thong M. Nguyen	Vice Chairman	Vice Chairman of Bank of America Corporation
Andrew M. Sieg	President, Merrill Lynch Wealth Management	President, Merrill Lynch Wealth Management
Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Lead Independent Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Vice Chairman, MBNA Corporation
Pierre de Weck1	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & Carnival plc
Linda P. Hudson	Director	Former Executive Officer, The Cardea Group, LLC and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Chief Executive Officer, College Futures Foundation and Former Chairman, US Hispanic Media Inc.
Thomas J. May	Director	Former Chairman, President, and Chief Executive Officer of Eversource Energy
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Denise L. Ramos	Director	Former Chief Executive Officer and President of ITT Inc.
Clayton S. Rose	Director	President of Bowdoin College
Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV
Thomas D. Woods2	Director	Former Vice Chairman and Senior Executive Vice President of Canadian Imperial Bank of Commerce
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.
Maria T. Zuber	Director	Vice President for Research and E.A., Griswold Professor of Geophysics, MIT

1 Mr. de Weck is a citizen of Switzerland.
2 Mr. Woods is a citizen of Canada.

The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation
John J. Lawlor	Director and President	Managing Director, Municipal Markets and Public Sector Banking Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Edward H. Curland	Director and Managing Director	Managing Director, Municipal Markets Executive for Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Michael I. Jentis	Managing Director	Managing Director, Head of Sales – Public Finance of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Mona Payton	Managing Director	Managing Director, Municipal Markets Executive for Short-Term Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Edward J. Sisk	Director and Managing Director	Managing Director, Public Finance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
John B. Sprung	Director	Corporate Director
David A. Stephens	Director and Managing Director	Managing Director, Executive for Public Finance and Public Sector Credit Products of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association